SECURED PROMISSORY NOTE

$220,000 January 31, 2005

FOR VALUE RECEIVED, GATEWAY INTERNATIONAL HOLDINGS, INC., a Nevada corporation (*"Maker"*), hereby promises to pay to the order of **LEAVITT FAMILY TRUST**, a validly formed trust existing under the laws of the State of California (*"Holder"*), at Holder's principal address or such other place or places as the Holder may hereafter direct from time to time, in lawful money of the United States and in immediately available funds, the principal sum of Two Hundred Twenty Thousand Dollars ($220,000). This Promissory Note (the *"Note"*) shall not bear interest and shall be secured only by the pledge of certain shares of the capital common stock of Spacecraft Machine Products, Inc., a California corporation (the *"Company"*) in accordance with that certain Pledge Agreement between Maker and Holder, dated as of even date herewith, and substantially in the form attached as Appendix I to this Note.

The principal balance of this Note shall be due and payable in sixty (60) monthly installments, commencing on the date which is set forth above, and ending on the date which is the fifth anniversary of such date (the *"Maturity Date"*). Except as otherwise expressly provided for herein, each payment shall be in the amount of Three Thousand Six Hundred Sixty Six Dollars and Sixty-Six Cents ($3,666.66). Payments shall be made at the principal place of business of the Holder, at ______________________________, or at such other location as the Holder may hereafter provide to the Maker in accordance with the notice provisions contained herein.

The Maker shall have the right, in its sole discretion, at any time and from time to time during the term of this Note (the *"Term"*), to prepay this Note in whole or in part without penalty or premium.

Upon the occurrence of either of the following specified Events of Default (each herein called an *"Event of Default"*):

(i) Default. Default in the payment of any amounts due hereunder when due and payable if such default is not cured by the Maker within ten (10) days after the Holder has given the Maker written notice of such default; or

(ii) Insolvency. The Maker shall suspend or discontinue its business, or make an assignment for the benefit of creditors or a composition with creditors, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any custodian, receiver, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceedings relating to it under any applicable bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or

statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against the Maker any such proceeding which shall remain undismissed or unstayed for a period of ninety (90) days or more, or any such order, judgment or decree shall be entered, or the Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any such custodian, receiver, liquidator or trustee; or the Maker shall take any action for the purpose of effecting any of the foregoing;

then, and in any such event, and at any time thereafter if any Event of Default shall be continuing, the Holder may, by written notice to the Maker, declare the entire principal of this Note, and any accrued but unpaid interest in respect thereof, to be forthwith due and payable. The Maker hereby expressly waives presentment, demand, protest or other notice of any kind.

This Note shall inure to the benefit of the Holder, its successors and assigns. The obligations of the Maker arising hereunder shall become the obligations of any successor or assignee thereof, whether by contract or by operation of law, provided that this Note may not be assigned by Maker, by contract or by operation of law, without the prior written consent of the Holder, which may be given or withheld in its sole discretion.

The Holder hereby acknowledges and agrees that, except for the Maker's obligation to pay the principal balance of the Note set forth above, this Note constitutes a fully executed settlement instrument, accord and satisfaction, and a general and specific release of all claims which the Holder may have or may have had against the Maker. Specifically, by its execution of the acceptance of this Note in the space provided below, the Holder hereby waives, releases and discharges any and all claims or potential claims against the Maker, and extends a full, complete and unqualified release to the Maker as to any and all claims or potential claims. It is further understood and agreed that the Holder specifically and expressly waives any and all rights under Section 1542 of the California Civil Code, or any analogous (in whole or in part) federal, state or municipal law, rule, regulation or ordinance. Section 1542 provides as follows:

[Certain Claims Not Affected By General Release.]

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him, must have materially effected his settlement with the debtor."

Notwithstanding anything else contained in this Note or elsewhere, the parties hereby agree and acknowledge that the Maker is entitled to certain rights of indemnification pursuant to Article IX of the Exchange Agreement. In the event that the Maker should become entitled to seek indemnity thereunder, or otherwise as a result of any claim resulting from or arising out of the Exchange Agreement, then the Maker shall have the right, without limiting any other remedy it may have at law or in equity, to set-off any such amounts against any amount payable to the

Holder hereunder, and the same shall not constitute or create an Event of Default under this Note.

This Note shall be governed by and construed in accordance with the internal laws of the State of California applicable to the enforcement and operation of such instruments in the State, and without giving effect to the principles of conflicts of laws which may be applied thereby. Any action brought under or in respect of this Note shall be brought only in a court of competent jurisdiction sitting in the County of Orange, State of California.

IN WITNESS WHEREOF, the Maker hereby sets its hand as of the date and year first above written.

THE MAKER:

GATEWAY INTERNATIONAL HOLDINGS, INC.

By: ______________________
Larry Consalvi
President

ATTEST:

By: ______________________
ANTHONY L. ANISH
Secretary

AGREED TO AND ACCEPTED AS OF THIS 28 DAY OF JANUARY, 2005.

THE HOLDER:

LEAVITT FAMILY TRUST

By: ______________________
LLOYD R LEAVITT
Trustee

396094.1